EXHIBIT 23.2

Consent of PricewaterhouseCoopers LLP,

Independent Registered Certified Public Accounting Firm,

dated July 6, 2004

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. One to the Registration Statement on Form S-11 of our report dated June 30, 2004, relating to the financial statements of CNL Hospitality Properties II, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Orlando, Florida June 30, 2004